UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019 (May 1, 2019)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2019, Allergan plc (the “Company” or “Allergan”) held its 2019 Annual General Meeting of Shareholders (the “AGM”) in Dublin, Ireland. There were 332,730,264 ordinary shares of Allergan outstanding as of March 5, 2019, the record date for the AGM. A quorum was present at the AGM.

At the AGM, the Company’s shareholders voted on six of a total of six proposals, as described below.

1.	Election of Directors:

The following directors were individually elected as members of the Board of Directors (the “Board”) to hold office until the 2020 Annual General Meeting of Shareholders or until each of their respective successors is duly elected and qualified, with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Nesli Basgoz, M.D.	248,901,501	12,933,197	3,331,897	20,598,427
Joseph H. Boccuzi	246,275,363	15,577,188	3,314,044	20,598,427
Christopher W. Bodine	236,485,392	22,826,980	5,854,223	20,598,427
Adriane M. Brown	249,491,822	12,372,453	3,302,320	20,598,427
Christopher J. Coughlin	238,782,166	23,026,525	3,357,904	20,598,427
Carol Anthony (John) Davidson	246,633,943	15,222,914	3,309,738	20,598,427
Thomas C. Freyman	248,900,474	12,939,279	3,326,842	20,598,427
Michael E. Greenberg, PhD	249,176,399	12,660,983	3,329,213	20,598,427
Robert J. Hugin	250,280,556	11,598,761	3,287,278	20,598,427
Peter J. McDonnell, M.D.	249,104,465	12,765,960	3,296,170	20,598,427
Brenton L. Saunders	217,978,834	43,229,223	3,958,538	20,598,427

2.	Advisory Vote on the Compensation of Named Executive Officers:

The Company’s shareholders voted to approve, in a non-binding vote, the compensation of the Company’s Named Executive Officers, as such compensation was described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2019 Proxy Statement dated March 22, 2019, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
225,955,230	34,870,564	4,340,801	20,598,427

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP:

The Company’s shareholders ratified, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and authorized, in a binding vote, the Board, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration, with voting results as follows:

For	Against	Abstain
271,555,821	10,419,410	3,789,791

4.	Renewal of the Authority of the Directors to Issue Shares:

The Company’s shareholders voted to approve the resolution to renew the Board’s authority to issue shares, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
260,773,268	16,658,515	8,333,239	0

5A.	Renewal of the Authority of the Directors to Issue Shares for Cash Without First Offering Shares to Existing Shareholders:

The Company’s shareholders voted to approve the special resolution to renew the Board’s authority to issue shares for cash without first offering those shares to existing shareholders, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
261,653,029	15,659,903	8,452,090	0

5B.	Renewal of the Authority of the Directors to Allot New Shares up to an Additional 5% for Cash in Connection with an Acquisition or Other Capital Investment:

The Company’s shareholders voted to approve the special resolution to renew the Board’s authority to allot new shares up to an additional 5% for cash in connection with an acquisition or other capital investment, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
248,443,883	28,873,566	8,447,623	0

6.	Shareholder Proposal to Require an Independent Board Chairman (Immediate Change):

The Company’s shareholders rejected a shareholder proposal that the Company adopt as policy, and amend our governing documents as necessary, to require the Chairman of the Board, with immediate effect, to be an independent member of the Board, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
101,019,176	159,894,901	4,252,518	20,598,427

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2019	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP and Chief Legal Officer and Corporate Secretary